Exhibit 99.1
For Immediate Release
VPG Reports Progress of Financial Review
Form 10-Q expected to be filed before September 4, 2015
MALVERN, Pa. (August 11, 2015) -- Vishay Precision Group, Inc. (NYSE: VPG), a leading producer of precision sensors and systems, today commented on the status of completion of its second fiscal quarter financial statements. On August 4, 2015, the company announced preliminary unaudited financial results for the second quarter and six months ended June 27, 2015. At that time, the company indicated that it had undertaken a review and analysis of its Indian subsidiary functional currency accounting and that it had planned to file its Form 10-Q for its second fiscal quarter by August 11, 2015, which would be within the extension period permitted by SEC regulations.
The company continues to work diligently to finalize its second fiscal quarter Form 10-Q and currently expects to file the Form 10-Q and hold its earnings call by September 4, 2015. Because the review is ongoing, no assurances can be given as to the definitive date on which the Form 10-Q will be filed and the earnings call will be held.
Although we are not yet in a position to estimate the amount of any required adjustments, our current expectation is that the principal line items impacted in the company’s Indian subsidiary’s financial statements, and consequently in the company’s consolidated financial statements, are: property and equipment, net; cost of goods sold, including depreciation expense; foreign currency re-measurement gains and losses; and foreign currency translation gains and losses recorded as a component of accumulated other comprehensive income within stockholders’ equity.
About VPG
Vishay Precision Group, Inc. (VPG) is an internationally recognized designer, manufacturer and marketer of: components based on its resistive foil technology; sensors; and sensor-based systems specializing in the growing markets of stress, force, weight, pressure, and current measurements. VPG is a market leader of foil technology products, providing ongoing technology innovations in precision foil resistors and foil strain gages, which are the foundation of the company's force sensors products and its weighing and control systems. The product portfolio consists of a variety of well-established brand names recognized for precision and quality in the marketplace. To learn more, visit VPG at www.vpgsensors.com.
Forward-Looking Statements
From time to time, information provided by us, including but not limited to statements in this report, or other statements made by or on our behalf, may contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.
Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: our inability to finalize the review and analysis of our Indian subsidiary functional currency accounting in time to permit our Form 10-Q for the second quarter of 2015 to be filed by September 4, 2015; general business and economic conditions, changes in the current pace of economic recovery, including if such recovery stalls or does not continue as expected; difficulties or delays in completing acquisitions and integrating acquired companies; the inability to realize anticipated synergies and expansion possibilities; difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; difficulties in implementing our ERP system and the associated impact on manufacturing efficiencies and customer satisfaction; difficulties in implementing our cost reduction strategies, such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries; and other factors affecting our operations, markets, products, services, and prices that are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

VPG
Wendy Wilson
Senior Director Investor Relations and Corporate Communications
office 919-374-5501
mobile 919-588-0155
wendy.wilson@vpgsensors.com
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